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Overview of State Street Corporation’s Corporate Governance and Executive Compensation Practices 2020 Annual Meeting of Shareholders: May 20, 2020

Table of Contents Page State Street at a Glance 3 State Street’s Response to COVID-19 4 Proxy Statement Executive Summary 5 2019 Financial Performance Highlights 6 Corporate Governance 7 Corporate Responsibility 11 Executive Compensation 12 Items Included For Vote 17 Appendix 18 Page 2 of 23

State Street at a Glance Refer to the Appendix included with this presentation for endnotes 1 to 7 Page 3 of 23

State Street’s Response to COVID-19 • Amidst the COVID-19 pandemic and related market volatility, we have been dedicated to supporting our employees, our company, our clients and the financial markets − The safety and health of our employees remain our first priority. More than 85% of our ~39,000 employees are now working from home and we have strict safety protocols in place for those working on site. Our COVID-19 Employee Resource Center provides employees with the latest information about the pandemic and employee assistance programs, including physical and mental health resources − As a global company operating in 29 countries, we have been able to adapt our global operating model to segment operations and shift work to different regions, maintaining continued service to our clients. We have shifted tens of thousands of employees to work-from-home protocols globally—in the case of India, in a matter of days following the government shutdown—continuing the effective operation of our systems for employees and clients alike − Amidst the abrupt economic shutdown and historic market volatility we have provided service excellence to clients seeking to access liquidity, manage cash flows, and onboard assets, with many clients expressing thanks for going above and beyond − We continue to play a critical market infrastructure role in supporting liquidity access by helping the Federal Reserve operationalize the Commercial Paper Funding and Money Market Liquidity Facilities and through our Exchange-Traded Fund management and servicing capabilities; we also suspended our common stock repurchase program at least through June in support of the broader financial system and economy • While we cannot predict the pandemic’s scope and duration, we are confident in the soundness of our strategy to deliver long-term value to our shareholders, our clients, our employees and the communities in which we live and work Page 4 of 23

Proxy Statement Executive Summary • Our Board is committed to strong corporate governance practices and is dedicated to maintaining State Street’s reputation for quality, integrity and high ethical standards • Each of our directors brings to the Board a variety of qualifications and skills and, collectively, these qualifications bring a depth of broad and diverse experiences that help the Board effectively oversee our activities and operations • We believe we have a responsibility to enrich our communities and to be a leader in environmental sustainability, both in the way we carry out our operations and in the products and services we offer, and the Board monitors our activities and practices on ESG related matters • Our executive compensation practices are designed to support good governance, drive long- term shareholder value and financial stability and mitigate against excessive risk-taking, and we are focused on aligning these practices with shareholder interests. We regularly review and refine our governance practices considering several factors, including feedback from ongoing engagement with our shareholders • We engage with our shareholders to understand their perspectives on our compensation and governance programs. For 2019, we engaged or requested engagement with shareholders representing more than half of our outstanding common stock Page 5 of 23

2019 Financial Performance Highlights

2019 began with significant challenges, including financial market weakness, falling interest rates and increased client fee pricing pressure. In the face of these headwinds, we acted aggressively to stabilize revenues and reduce expenses and made progress on key business objectives

Due to these actions and the steady recovery of U.S. average market levels in 2019, our financial results in the second half of the year improved relative to the first half of the year

While we know more is required for us to advance our overall performance, we are nonetheless confident in the trajectory of our business and focused on continuing to improve our performance

Key Financial Performance Highlights (Non-GAAP)[1]

($ in millions, except earnings per share)

The performance metrics used in our executive compensation programs are linked to the below financial results presented on a non-GAAP basis



2018 2019
1H19 2H19
Fee Revenue
-3%
$9,462 $9,147
+2%
$4,520 $4,627
Total Revenue
-4%
$12,139 $11,712
+2%
$5,805 $5,907
Expenses
+1%
$8,625 $8,675
-3%
$4,412 $4,263
2018 2019
1H19 2H19
EPS
-14%
$7.21 $6.17
+29%
$2.69 $3.48
Pre-tax Margin
-300 bps
28.8% 25.8%
+380 bps
23.9% 27.7%
ROE
-290 bps
13.7% 10.8%
+220 bps
9.7% 11.9%

(1) Non-GAAP financial results adjust selected GAAP-basis financial results to exclude the impact of notable items outside of State Street's normal course of business. Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in conformity with GAAP. For additional financial information and a reconciliation of GAAP and non-GAAP financial information presented in these materials, please see the Appendix starting on page 18. See also State Street's 2019 annual report on Form 10-K on file with the SEC for more detailed information about State Street's 2019 performance, including a presentation of State Street's 2019 financial performance on a GAAP basis

Page 6 of 23

STATE STREET

Our Board is Committed to Strong Corporate Governance Practices and Intent on Maintaining State Street’s Reputation for Quality, Integrity and High Ethical Standards State Street’s Board oversees the sound management of the Company and the directors have the responsibility to exercise their business judgment in what they believe to be the best interests of the Company and its shareholders, taking into account the interests of employees, customers and the community at large, and in so doing enhancing the long-term value of the Company Board of Directors Shareholder Rights and Engagement Strategy, Compensation and Risk • 10 of 11 director nominees are • Directors are elected by a majority of • Board and Committee oversight of: independent votes cast in uncontested election and − strategy, financial performance, • Annual director elections by plurality vote in contested elections ethics and risk management • Annual assessment of • Active shareholder engagement − CEO and management program effectiveness and qualifications succession planning of each director nominee • No poison pill − alignment of culture and human • 36% of director nominees are • Proxy access by-law allows capital management with strategy women shareholders to include director and long-term objectives • Active independent Lead nominees in State Street’s proxy • Directors and executive officers are Director elected annually by all materials subject to stock ownership independent directors • No supermajority vote requirements guidelines and are prohibited from • Board and committees meet relating to common stock short selling, options trading, regularly in executive session hedging or speculative transactions without management present in State Street securities • At least 75% attendance by • Incentive compensation subject to each director at Board and clawback, forfeiture and ex ante committee meetings mechanisms • Monitor material activities and practices on ESG matters Page 7 of 23

Our Independent Lead Director Role of the Independent Lead Director • Elected annually by the independent directors to serve a one-year term • Expected to participate in, and attend, meetings of all of the Board’s committees, providing valuable committee membership overlap to enable optimal agenda Independent Lead Director coordination, insight and consistency across all Board committees • Presides at all meetings of the Board during which the Chairman is not present, including all executive sessions of independent directors • Serves as a liaison between the Chairman and the independent directors • Authorized to call additional meetings of the independent directors • Conducts an annual process for reviewing the CEO’s performance and reports the results of the process to the other independent directors • Communicates with the Chairman to provide feedback and implement the decisions and recommendations of the independent directors • Represents the Board in discussions with stakeholders and communicates with regulators • Approves, in consultation with the Chairman, the agendas for Board meetings, information sent to the Board and the matters voted on by the full Board Qualifications • Dame Amelia currently serves as Chairman of Kinnevik AB, a Swedish listed investment company • She previously served as Vice Chairman and Chief Operating Officer of European Operations of Morgan Stanley, where she had responsibility for business strategy, including business integration, oversight of operational risk functions, infrastructure support and corporate affairs • Dame Amelia also has been Chairman of the Standards Board for Alternative Investments and served on the Court of Directors of the Bank of England and the Board of the UK Treasury • Her public policy experience and experience in the European banking markets provides the Board with a valuable international financial markets perspective and experience with the complex regulatory and compliance frameworks of the financial industry, both in the U.K. and internationally • She received a B.A. degree from Wellesley College and a J.D. degree from the University of Virginia Page 8 of 23

Board Leadership Structure Combines Strong Independent Lead Director Role with Combined CEO-Chairman The Board of Directors believes that Mr. O’Hanley’s role as Chairman, together with a strong independent Lead Director, Amelia Fawcett, is currently the most effective leadership structure for State Street and in the best interests of the Board, State Street and its shareholders Chief Executive Officer Key Considerations in Board Leadership Decision: • As our Chief Executive Officer, and with his experience in various leadership roles at State Street, Mr. O’Hanley has extensive knowledge of our business and strategy and is well positioned to work with the independent Lead Director to focus our Board’s agenda on the key issues facing State Street • The CEO-Chairman and independent Lead Director work together to play a strong and active role in the oversight of State Street’s business strategy and operational management Mr. O’Hanley’s Qualifications • Mr. O’Hanley joined State Street in 2015 to lead State Street’s investment management business as the Chief Executive Officer and President of State Street Global Advisors. Since that time, he has held several senior leadership positions within the Company • Effective January 1, 2019, he began his service as Chief Executive Officer and as a member of the Board of Directors and effective January 1, 2020, he was appointed Chairman of the Board • His extensive leadership, executive management and operational experience over the last three decades in asset management and global financial services provides the Board with the experience necessary to help navigate the Company’s strategic priorities on data management, client experience and technology enhancement • He received a B.A. degree from Syracuse University and an M.B.A. from Harvard Business School Page 9 of 23

Attention to Board Composition Through Refreshment Leads To Effective Oversight from Highly Engaged and Independent Directors • The Board regularly reviews its composition and size to Newly Appointed Board Member for 2019 evaluate its overall effectiveness and alignment with Company strategy Career Highlights • Each of our directors brings to the Board and the Committees on which they serve a variety of qualifications and skills ✓ Retired President and Chief Executive Officer, Charles Schwab • Based on the identified desired criteria and experience of Investment Management, Inc. candidates being considered, Marie Chandoha was elected to ✓ Former Managing Director, Head, the Board in 2019, joining five other new directors elected in ETF, Index and Model-Based the last five years Fixed Income Portfolio • Similarly, Sara Mathew, who joined the Board in 2018, is the Management, BlackRock, Inc., an Chair-elect for the Human Resources Committee, replacing investment management company Richard P. Sergel after the annual meeting ✓ Former Co-Head and Senior Portfolio Manager of the Montgomery Fixed Income Division, Wells Capital Management 2020 Human Resources Committee Chair-Elect Career Highlights ✓ Retired Chairman and CEO, Dun & Bradstreet Corporation ✓ Non-Executive Chairman, Federal Home Loan Mortgage Company Number of Directors with Specific Skills ✓ Director, Reckitt Benckiser Group Global Business Perspective 10 plc Operational Transformation 9 Risk Management 6 ✓ Former Director, Campbell Soup Legal & Regulatory Compliance 3 Company, Shire plc, Avon Finance & Accounting 10 Products Financial Services 7 ✓ Former Vice President of Finance, Leadership 11 ASEAN, Australasia and India, Cybersecurity, Tech. and/or Data Mgmt 5 Procter and Gamble Company Corp. Gov (& Social Responsibility) 7 Information Classification: Confidential Strategic Development 11 Page 10 of 23

State Street’s Continued Commitment to Social Responsibility and its Criticality to Our Long-Term Success 2019 Corporate Responsibility Snapshot ✓ The Board monitors activities and practices on ESG related matters ✓ Sustainable growth comes from operating with absolute integrity and in a way that respects our shareholders, clients, employees, communities and the environment ✓ We believe in principles of sound governance and helping our clients succeed ✓ Dedicated to maintaining a global and inclusive workplace where employees feel valued and engaged ✓ Leadership in enriching our communities and promoting environmental sustainability, both in the way we carry out our operations and in the products and services we offer (1) Leadership and Governance data is as of April 8, 2020. Page 11 of 23 All other data is as of December 31, 2019

Compensation Program Principles and Practices Aligned with Shareholder Interests Our executive compensation practices are designed to support good governance, drive long-term shareholder value and financial stability and mitigate against excessive risk-taking, and we are focused on aligning these practices with shareholder interests. We regularly review and refine our governance practices considering several factors, including feedback from ongoing engagement with our shareholders What We Do • Long-term performance-based equity awards in the • Clawback and forfeiture provisions to permit form of performance-based RSUs recoupment of incentive compensation • Significant deferred equity- and cash-based incentive • “Double-trigger” change-of-control required for deferred compensation incentive compensation acceleration and cash • Active engagement with shareholders on compensation payments and governance issues • Stock ownership policy, including holding requirements • Close interaction between the Human Resources for NEOs who are below full ownership guidelines Committee and our Risk Committee and Examining and • Non-compete and other restrictive covenants Audit Committee • Annual review of incentive compensation design for • Independent compensation consultant alignment with risk management principles What We Do Not Do • No change-of-control excise tax • No short-selling, options trading, hedging or • No “single-trigger” change-of-control vesting or cash speculative transactions in State Street securities payments • No tax gross-ups on perquisites(1) • No option repricing • No multi-year guaranteed incentive awards (1) Excluding certain international assignment and relocation benefits Page 12 of 23

New Compensation Program Structure for 2019 Provides Clearer Accountability for Results and Strengthens Pay for Performance Alignment In response to feedback received from shareholders and to better align pay outcomes with individual and corporate performance for the year, the Human Resources Committee approved a new compensation structure for 2019. The new structure results in a wider range of possible pay outcomes and more closely links equity-based awards to current year performance Page 13 of 23

Executive Compensation Program Strongly Aligns Pay and Performance Given Mr. O’Hanley’s responsibility for overall company performance, he was awarded equity- and cash- based incentive elements below target. The Human Resources Committee applied a 62.5% factor against target for the corporate component of 2019 incentive awards for all executive officers, including Mr. O’Hanley Compensation Elements 2019 CEO Compensation Relatively small portion of compensation and for our NEOs; Base Salary reflects job scope, tenure, experience, etc. Performance-based Restricted Stock Units (Performance-based RSUs) • Aligned with our long-term performance and financial goals Equity-Based • Performance-based RSUs earned based Incentives on average annual return on equity (75% of (ROE) and pre-tax margin (weighted incentive 50/50) over the three-year performance compensation period for the CEO; 65% for other • If earned, payout in the range of 0–150% NEOs) Deferred Stock Awards (DSAs) Incentive Compensation • Aligns the rewards and risks shared by our executives and our shareholders • Vests ratably over four years Deferred Value Awards (DVAs) Cash-Based Incentives • Vests ratably over 4 years (25% of Immediate Cash incentive • Provides short-term variable pay for the compensation performance year (10% of incentive for the CEO; 35% for other compensation for the CEO and other NEOs) NEOs) Page 14 of 23

High Deferral Levels, Use of Equity-Based Compensation and Design of Performance- Based RSUs Align Pay Outcomes with Our Long-Term Performance and Financial Goals We maintain significant levels of deferred and equity-based compensation for our executives and continue to deliver a higher percentage of incentive compensation for our NEOs in the form of deferred compensation relative to our peer group. A substantial proportion of equity compensation is delivered in performance-based RSUs, aligning realized pay outcomes with our long-term strategy. Metrics used in our performance-based RSUs directly align NEO compensation with our financial goals • ROE is an important financial performance metric that is monitored closely in our industry ROE • Target steadily increased over the last several years from 9% to 13% Performance- • Target for 2020 – 2022 awards set above 2019 ROE results (see p. 6) Based RSU Metrics • Added as a second metric in equal weight with ROE, further aligning NEO compensation Pre-Tax with our business strategy Margin • Target for 2020 – 2022 awards set above 2019 pre-tax margin results (see p. 6) 2020 - 2022 2020 - 2022 ROE Performance Pre-tax Margin Performance Total Payout Range No Payout <8.0% No Payout <24.0% Threshold Threshold 8.0% 24.0% (50% payout) + (50% payout) = 0 – 150% Target Target 13.0% 29.0% (100% payout) (100% payout) Maximum Maximum 18.0% 34.0% (150% payout) (150% payout) Weighted: 50% Weighted: 50% Page 15 of 23

Incentive Compensation is Aligned with Appropriate Risk Management Principles and Long-Term Success We provide incentives that are designed not to encourage unnecessary or excessive risk-taking and apply related process controls and oversight ✓ Human Resources Committee Interaction with Examining and Audit and Risk Committees: Members of the Human Resources Committee regularly communicate with the Board’s Risk Committee and its Examining and Audit Committee to integrate input from these other committees into compensation decisions ✓ Corporate Risk Summary Review: The Human Resources Committee periodically reviews a corporate multi-factor risk scorecard, prepared by the Chief Risk Officer and overseen by the Risk Committee, assessing firm-wide risk in several categories ✓ Annual Compensation Risk Review: The Human Resources Committee annually meets with our Chief Human Resources Officer, Chief Risk Officer and Chief Compliance Officer to evaluate our compensation programs ✓ Risk-Based Adjustments to Incentive Compensation: We have a process for decreasing, forfeiting and clawing back incentive compensation awards made to material risk takers based on the occurrence of defined events ✓ Emphasis on Deferral and Equity-Based Compensation: We maintain significant levels of deferred compensation and equity-based compensation for our executives and we continue to deliver a higher percentage of our NEOs’ incentive compensation in the form of deferred compensation relative to our peer group ✓ Metrics and Targets for Performance-Based RSUs Aligned to Long-Term Goals: We deliver a substantial proportion of equity compensation for our executives in performance-based RSUs, aligning realized pay outcomes with our long- term strategy Page 16 of 23

The Board of Directors unanimously recommends that you vote FOR Item 1 – Election of Directors Item 2 – Approval of Advisory Proposal on Executive Compensation ✓ Each director elected at the 2020 annual meeting of ✓ Our executive compensation program strongly aligns pay shareholders will serve until the next annual meeting and performance of shareholders ✓ Our executive compensation practices are designed to ✓ Of the 11 director nominees, 10 are independent, non- support good governance, drive long-term shareholder management directors and one serves as the Chief value and financial stability and mitigate against Executive Officer of State Street excessive risk-taking, and we are focused on aligning these practices with shareholder interests. We regularly ✓ Director nominees have had substantial achievement review and refine our governance practices considering in their personal and professional pursuits and several factors, including feedback from ongoing possess the talent, experience and integrity necessary engagement with our shareholders to effectively oversee our businesses and strategy and enhance long-term shareholder value ✓ We maintain significant levels of deferred compensation and equity-based compensation for our executives and ✓ The Board of Directors recommends that shareholders we continue to deliver a higher percentage of our NEOs’ approve each director nominee for election based incentive compensation in the form of deferred upon the qualifications and attributes that align with compensation relative to our peer group our sound governance principles ✓ The Board’s Human Resources Committee is comprised of independent directors, including the Lead Director, and receives advice from an independent compensation consultant Item 3 – Ratification of the Selection of the Independent Registered Public Accounting Firm Page 17 of 23

Appendix Information Classification: Confidential Page 18 of 23

Endnotes (1) As of December 31, 2019 (2) This figure is presented as of December 31, 2019 and includes approximately $45 billion of assets with respect to SPDR products for which State Street Global Advisors Funds Distributors, LLC (SSGA FD) acts solely as the marketing agent. SSGA FD and State Street Global Advisors are affiliated (3) State Street and McKinsey Global Institute, Global Capital Markets, June 30, 2017* *Updated in March 2019 per bespoke McKinsey report. This represents State Street’s Q2 2017 AUC/A ($31T) as a proportion of total global financial assets ($289T) (4) Investment Company Institute, as of September 30 2019. This statistic is based on assets under custody and administration. (5) eVestment Alternative Fund Administration Survey 2019. Includes private equity and real assets under portfolio administration. This annual industry survey gathers AuA data from service providers (6) ETFGI Global ETF Industry Insights March 31, 2019 (61.8% share of Global ETFs) (7) Monterey Insight Ireland Fund Report, June 2019 Page 19 of 23

Reconciliation of Non-GAAP Measures [1 of 4] In addition to presenting State Street’s financial results in conformity with U.S. generally accepted accounting principles, or GAAP, management also presents certain financial information on a basis that excludes or adjusts one or more items from GAAP. This latter basis is a non-GAAP presentation. In general, our non-GAAP financial results adjust selected GAAP-basis financial results to exclude the impact of revenue and expenses outside of State Street’s normal course of business or other notable items, such as acquisition and restructuring charges, repositioning charges and gains/losses on sales. Management believes that this presentation of financial information facilitates an investor’s and the Committee’s further understanding and analysis of State Street’s financial performance and trends with respect to State Street’s business operations from period-to- period, including providing additional insight into our underlying margin and profitability. During its evaluation of 2019 performance, the Human Resources Committee had access to financial results presented in conformity with GAAP, as well as financial results presented on a non-GAAP basis. Non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, financial measures determined in conformity with GAAP. The following is a reconciliation of GAAP and non-GAAP financial measures found on page 6. Page 20 of 23

Reconciliation of Non-GAAP Measures [2 of 4] Page 21 of 23

Reconciliation of Non-GAAP Measures [3 of 4] Page 22 of 23

Reconciliation of Non-GAAP Measures [4 of 4] Page 23 of 23